INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
+--------+                                                            +--------+
| NUMBER |                                                            | SHARES |
|        |                                                            |        |
+--------+                                                            +--------+
                           GATEWAY DISTRIBUTORS, LTD.
                                  COMMON STOCK
        21,000,000 AUTHORIZED  SHARES $.001 PAR VALUE  NON-ASSESSABLE


This Certifies That                                            CUSIP 367597 1 01

               [name]

is the Registered Owner of

               [# of shares]

Fully Paid and Non-Assessable Shares of Common Stock of $.001 Par Value Each of
                           GATEWAY DISTRIBUTORS, LTD.

Transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                          [GATEWAY DISTRIBUTORS, LTD
/a/ Florian R. Ternes           CORPORATE SEAL             /s/ Richard A. Bailey
----------------------              HERE]                  ---------------------
     Secretary                                                   President